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                                                                    EXHIBIT 10.3
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                             ABERCROMBIE & FITCH CO.
                   1996 STOCK PLAN FOR NON-ASSOCIATE DIRECTORS
                               (1998 RESTATEMENT)

   [REFLECTS AMENDMENTS THROUGH NOVEMBER 1, 2001 AND TWO-FOR-ONE STOCK SPLIT
      DISTRIBUTED JUNE 15, 1999 TO STOCKHOLDERS OF RECORD ON MAY 25, 1999]


1. PURPOSE

   The purpose of the Abercrombie & Fitch Co. 1996 Stock Plan for Non-Associate Directors (1998 Restatement) (the "Plan") is to promote the interests of Abercrombie & Fitch Co. (the "Company") and its stockholders by increasing the proprietary interest of non-associate directors in the growth and performance of the Company by granting such directors options to purchase shares of Class A Common Stock, par value $.01 per share (the "Shares") of the Company and by awarding Shares to such directors in respect of a portion of the Retainer (as defined in Section 6(b)) payable to such directors.


2. ADMINISTRATION

   The Plan shall be administered by the Company's Board of Directors (the "Board"). Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan and to make all determinations necessary or advisable for the administration of the Plan; provided, however, that the Board shall have no discretion with respect to the selection of directors to receive options, the number of Shares subject to any such options, the purchase price thereunder or the timing of grants of options under the Plan. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.


3. ELIGIBILITY

   The class of individuals eligible to receive grants of options and awards of Shares in respect of the Retainer under the Plan shall be directors of the Company who are not associates of the Company or its affiliates ("Eligible Directors"). Any holder of an option or Shares granted hereunder shall hereinafter be referred to as a "Participant".


4. SHARES SUBJECT TO THE PLAN

   Subject to adjustment as provided in Section 7, an aggregate of 364,000 Shares shall be available for issuance under the Plan. The Shares deliverable upon the exercise of options or in respect of the Retainer may be made available from authorized but unissued Shares or treasury Shares. If any option granted under the Plan shall terminate for any reason without having been


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exercised, the Shares subject to, but not delivered under, such option shall be available for issuance under the Plan.


5. GRANT, TERMS AND CONDITIONS OF OPTIONS

   (a) Each individual first elected as an Eligible Director prior to July 16, 1998 was granted, on July 16, 1998, an option to purchase 10,000 Shares. Each Eligible Director first elected to the Board on or after July 16, 1998 and prior to October 26, 2000, was granted, on the date the Eligible Director was first elected to the Board, an option to purchase 10,000 Shares. Any Eligible Director who is first elected to the Board on or after October 26, 2000 shall be granted, on the date the Eligible Director is first elected to the Board, an option to purchase 20,000 Shares.

   (b) (i) On the first business day of each fiscal year of the Company, beginning after July 16, 1998 and prior to October 26, 2000, each individual then serving as an Eligible Director was granted an option to purchase 2,000 Shares. On the first business day of each fiscal year of the Company beginning after October 26, 2000, each individual then serving as an Eligible Director will be granted an option to purchase 4,000 Shares.

       (ii) On November 15, 2001, each individual then serving as an Eligible Director who has continuously served as an Eligible Director for at least three years since the date of the individual's first election or appointment as an Eligible Director will automatically be granted an option to purchase 20,000 Shares. After November 15, 2001, each individual who is then serving as an Eligible Director will automatically be granted an option to purchase 20,000 Shares on (A) the first business day immediately following the third anniversary of the date of his or her first election or appointment as an Eligible Director and (B) the first business day immediately following each subsequent anniversary thereof which is a multiple of three.

   (c) The options granted will be nonstatutory stock options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and shall have the following terms and conditions:

       (i) Price. The purchase price per Share deliverable upon the exercise of each option shall be 100% of the Fair Market Value per Share on the date the option is granted. For purposes of the Plan, Fair Market Value shall be the closing price of the Shares as reported on the principal exchange on which the Shares are listed for the date in question, or if there were no sales on such date, the most recent prior date on which there were sales.

       (ii) Payment. Options may be exercised only upon payment of the purchase price thereof in full. Such payment shall be made in cash.

       (iii) Exercisability and Term of Options. Each option granted prior to November 1, 2001 shall vest and become exercisable in four equal annual installments commencing on the first anniversary of the date of grant, provided the holder of such option is an Eligible Director on each such anniversary. Each option granted on and after
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   November 1, 2001 shall vest and become exercisable in four equal annual installments commencing on the date of grant, provided the holder of such option is an Eligible Director on each anniversary of the date of grant. Options shall be exercisable until the earlier of ten years from the date of grant and the expiration of the one year period provided in paragraph (iv) below.

       (iv) Termination of Service as Eligible Director. Upon termination of a Participant's service as a director of the Company for any reason, all outstanding options held by such Eligible Director, to the extent then exercisable, shall be exercisable in whole or in part for a period of one year from the date upon which the Participant ceases to be a Director, provided that in no event shall the options be exercisable beyond the period provided for in paragraph (iii) above.

       (v) Nontransferability of Options. No option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of the Participant to whom an option is granted it may be exercised only by the Participant or by the Participant's guardian or legal representative. Notwithstanding the foregoing, options may be transferred pursuant to a qualified domestic relations order.

       (vi) Option Agreement. Each option granted hereunder shall be evidenced by an agreement with the Company which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

   (d) Death of Eligible Director. Notwithstanding the provisions of paragraphs
(iii) and (iv) of Section 5(c) of this Plan, if an Eligible Director shall die while serving as a director of the Company, all outstanding options held by such Eligible Director (whether or not then exercisable by their terms) shall become immediately exercisable in full by the Eligible Director's estate or by the person who acquires the right to exercise such options upon the Eligible Director's death by bequest or inheritance. Such exercise may occur at any time within one year after the date of the Eligible Director's death provided that in no event shall the options of a deceased Eligible Director be exercisable beyond the period provided for in paragraph (iii) of Section 5(c) of this Plan.

   (e) Total Disability. Notwithstanding the provisions of paragraphs (iii) and
(iv) of Section 5(c) of this Plan, if an Eligible Director's service as a director of the Company ceases as a result of his becoming totally disabled, all outstanding options held by such Eligible Director (whether or not then exercisable by their terms) shall become immediately exercisable in full. Such exercise may occur at any time within nine months after the Eligible Director has been determined to be totally disabled; provided that, in no event shall the options of a totally disabled Eligible Director be exercisable beyond the period provided for in paragraph (iii) of Section 5(c) of this Plan. An Eligible Director shall be considered to be totally disabled if he has been unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, for a period of 180 days after its commencement and such condition, in the opinion of a physician selected by the Company and reasonably acceptable to the Eligible Director or his legal representative, is total and permanent.
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   (f) Change of Control. Upon the occurrence of a Change of Control, all outstanding options held by Eligible Directors shall be fully exercisable. For purposes of this Plan, the term "Change of Control" shall mean an occurrence of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A issued under the Securities Exchange Act of 1934 (the "Act"). Without limiting the inclusiveness of the definition in the preceding sentence, a Change of Control of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied: (a) any person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities and such person would be deemed an "Acquiring Person" for purposes of the Rights Agreement dated as of July 16, 1998, as amended, between the Company and First Chicago Trust Company of New York (the "Rights Agreement"); or (b) any of the following occur: (i) any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 80% or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity; (ii) any sale, exchange, lease, mortgage, pledge, transfer or other disposition (in a single transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company on a consolidated basis; (iii) any complete liquidation or dissolution of the Company; (iv) any reorganization, reverse stock split or recapitalization of the Company that would result in a Change of Control as otherwise defined in this Plan; or (v) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.


6. GRANT OF SHARES

   (a) From and after the Effective Date, 50% of the Retainer of each Eligible Director shall be paid in a number of shares equal to the quotient of (i) 50% of the Retainer divided by (ii) the Fair Market Value on the Retainer Payment Date. Cash shall be paid to an Eligible Director in lieu of a fractional Share.

   (b) For purposes of this Plan, "Retainer" shall mean the annual retainer payable to an Eligible Director (as defined in Section 3) for any fiscal quarter of the Company, the amount of which Retainer may not be changed for purposes of this Plan more often than once every six months and "Retainer Payment Date" shall mean the first business day of the Company's calendar quarter.


7. ADJUSTMENT AND CHANGES IN SHARES

   In the event of a stock split, stock dividend, extraordinary cash dividend, subdivision or combination of the Shares or other change in corporate structure affecting the Shares, (a) the number of Shares authorized by the Plan shall be increased or decreased proportionately, as the case may be, (b) the number of Shares subject to any outstanding option shall be increased or decreased proportionately, as the case may be, and (c) the number of Shares subject to each option granted on or after October 26, 2000 pursuant to Section 5 of the Plan
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shall be increased or decreased proportionately, as the case may be, in each case with an appropriate corresponding adjustment in the purchase price per Share thereunder.


8. NO RIGHTS OF SHAREHOLDERS

   Neither a Participant or a Participant's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any Shares purchasable upon the exercise of any option, in whole or in part, unless and until certificates for such Shares shall have been issued.


9. PLAN AMENDMENTS

   The Plan may be amended by the Board as it shall deem advisable or to conform to any change in any law or regulation applicable thereto; provided, that the Board may not, without the authorization and approval of shareholders of the
Company: (i) increase the aggregate number of Shares which may be purchased pursuant to options hereunder, except as permitted by Section 7, (ii) change the requirement of Section 5(c) that option grants be priced at Fair Market Value, except as permitted by Section 7, or (iii) modify in any respect the class of individuals who constitute Eligible Directors.


10. LISTING AND REGISTRATION

   Each Share shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Shares, no such Share may be disposed of unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board.


11. EFFECTIVE DATE AND DURATION OF PLAN

   The Plan shall become effective on the date of the approval of the Plan by the Company's stockholders ("Effective Date"). The Plan shall terminate the day following the tenth Annual Shareholders Meeting at which Directors are elected succeeding the Effective Date unless the Plan is extended or terminated at an earlier date by Shareholders or is terminated by exhaustion of the Shares available for issuance hereunder.